Exhibit 7.4

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT IS DATED June 25, 2021

BY AND AMONG:

Valiant Eagle Inc., a Delaware Corporation (“Purchaser”);

Carl Dawson, a businessman residing in Calabasas, California (“Seller”);

AND:

Americas Next Investment, a corporation organized under the laws of California (“The Company ”).

WHEREAS:

A.        The Seller is currently the beneficial owner of 1,000,000 shares of The Company representing 100% of the issued and outstanding shares.

B.        The Seller wishes to sell, grant, assign, and transfer 150,000 shares to Purchaser, and Purchaser wishes to purchase the 150,000 shares upon the terms and conditions set forth in this agreement (“Agreement”).

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations and warranties hereinafter contained, the parties to this Agreement (“Parties”), intending to be legally bound, agree as follows:

1.         Sale and Transfer of the Shares. Upon the execution of this Agreement (“Closing”) and subject to the terms and conditions of this Agreement, the Seller shall sell, grant, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, the 150,000 shares, including all right and obligations thereunder, for the purchase price specified in Section 2 below. The shares shall be amended by this Agreement. Payment for the shares shall be received by the Seller from the Purchaser by wire transfer of immediately available funds in an amount as set forth in this Agreement in addition to the execution of the convertible note in the appendix, upon Purchaser’s confirmation of the receipt of the shares.

2.         Purchase Price. In exchange for the 150,000 shares, the Purchaser shall pay:

a) $100,000 via wire to the Seller.

b) A convertible note in the amount of $1,000,000 as shown in the appendix.

3.         Delivery of Shares. At the Closing, the Seller shall deliver to the Purchaser one or more certificates representing the 150,000 shares.

4.         Representations, Warranties And Covenants Of The Seller

4.1       The Seller represents, warrants and covenants to the Purchaser that:

(a)        Authority. The Seller has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Seller does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Seller is a party or by which the Seller may be bound or affected.

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(b)        Title. The Seller has good and marketable title to the shares free and clear of all liens and encumbrances, and has the ability to freely transfer the shares.

(c)         Duly Endorsed. Seller hereby represents and warrants to the Purchaser that certificates representing the shares will be duly endorsed upon their transfer to the Purchaser.

5.         Consent of The Company

5.1       The Company agrees and consents to the sale of the 150,000 shares to the Purchaser by the Seller.

5.2        The Company represents, warrants and covenants to the Purchaser that:

(a)         The full amount of the shares are validly issued, and

(b)         The 150,000 shares purchased by the Purchaser are 15% of the issued and outstanding shares of the Company and shall be non-dilutable.

6.         Authorizations. Each of the Parties represent and warrant that each has the proper authorization and power to enter into this Agreement and effect the actions required therein, including, but not limited to, necessary board resolutions or other approvals, as required.

7.         Entire Agreement. This Agreement constitutes the complete understanding between the Parties with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party.

8.         Fees and Costs. The Parties shall each bear their own fees and costs incurred in connection with this Agreement.

9.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, executors, successors and assigns.

10.       Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Delaware.

11.       Survival of Representations and Warranties. All representations and warranties made by Purchaser, Seller, and The Company shall survive the Closing.

12.       Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in Delaware. The parties hereby consent to personal jurisdiction and venue in Delaware.

13.        Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

14.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as an original signed copy of this Agreement.

15.       Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

16.       Rule of Construction Relating to Ambiguities. All Parties acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

IN WITNESS WHEREOF this Agreement was signed by the Parties hereto as of the day and year first above written.

Purchaser:
Valiant Eagle Inc.

By: /s/ Xavier Mitchell
Name: Xavier Mitchell
Title: CEO

Seller:
Carl Dawson:

By: /s/ Carl Dawson
Name: Carl Dawson
Title: Businessman

The Company:
Americas Next Investment

By: /s/ Carl Dawson
Name: Carl Dawson
Title: CEO

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Appendix

CONVERTIBLE NOTE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

VALIANT EAGLE INC.

8% CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE is issued by Valiant Eagle Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and is designated as its 8% Convertible Note Due June 25, 2022

FOR VALUE RECEIVED, the Company hereby promises to pay to Carl Dawson or permitted assignees (the “Holder”), the principal sum of one million dollars (USD $1,000,000) on June 25th, 2022 (the “Maturity Date”), and to pay interest on the principal sum outstanding in arrears on the Maturity Date at the rate of 8% per annum, simple interest, accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. All principal and accrued but unpaid interest shall be due and payable on the Maturity Date. If any interest payment date or the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day. The Company will pay the principal of, and any accrued but unpaid interest due upon, this Note on the Maturity Date, by check or wire transfer to the person who is the registered holder of this Note as of the tenth day prior to the Maturity Date and addressed to such holder at the last address appearing on the Note Register. The forwarding of such check or money order shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check or wire transfer plus any amounts so deducted. In the event that the Holder converts the entire principal amount of the Note into shares of the Company’s common stock, all accrued and unpaid interest shall also be converted into shares of the Company’s common stock (“Common Stock”) at the then applicable Conversion Price as described below.

This Note is subject to the following additional provisions:

1.   This Note has been issued subject to investment representations of the Company and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Act”), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Note. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’ Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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2.  The Holder of this Note is entitled, at its option, to convert at any time commencing on the Maturity Date hereof the entire principal amount of this Note and all accrued interest thereon into shares of Common Stock of the Company (“Conversion Shares”) at a conversion price for each share of Common Stock (“Conversion Price”) at a price per share equal to 50% of the lowest posted ask price of PSRU common shares in the preceding 3 trading days. The Holder can only convert the Note so that the amount of the Holder’s beneficial ownership never exceeds 9.9% of the total issued and outstanding common shares.

3.   Conversion shall be effectuated by surrendering this Note to the Company (if such Conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as Exhibit A (the “Notice of Conversion”), executed by the Holder of this Note evidencing such Holder's intention to convert this Note or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall be paid as set forth above. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Holder submits to the Company, via commercially acceptable means, a Notice of Conversion of form attached hereto as Exhibit A. Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

4.   No provision of this Note shall alter or impair the obligation of the Company, other than the conversion of the note into shares described in 3, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency herein prescribed. This Note is a direct obligation of the Company.

5.   No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

6.   The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

7.   This Note shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of Delaware state courts of the State of Delaware sitting in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

8.   The following shall constitute an “Event of Default”:

a.   The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Note or the Convertible Note Purchase Agreement between the Company and original Holder of this Note dated of even date herewith, and such failure shall continue uncured for a period of fifteen (15) days after written notice from the Holder of such failure; or

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b.    Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. If the Company fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within five (5) calendar days of the date due and payable, the Company shall issue common shares to the Holder pursuant to the conversion terms specified in section 3 of this agreement unless Holder wishes to not convert. Upon the occurrence of any Event of Default and during the continuance thereof, the then outstanding principal amount of this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) of nine percent 9%) (the “Default Rate”). Additionally, upon an Event of Default that has not been cured in accordance with the terms of this Note, the Default Rate shall be retroactively applied to the Note from the initial issuance date through and including the date of the Event of Default, thereby increasing the amount of interest due and payable to Holder (“Retroactive Interest”). The Retroactive Interest, however, shall not apply to the Holder’s Non-Dilution Rights set forth in the Agreement. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. The Default Rate is imposed as liquidated damages for the purpose of defraying the Holder’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Holder’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Holder may employ. In addition, the Default Rate reflects the increased credit risk to the Holder of carrying a loan that is in default. The Company agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Holder, and that the actual harm incurred by the Holder cannot be estimated with certainty and without difficulty.

9.   Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: June 25, 2021

Valiant Eagle Inc.

By: /s/ Xavier Mitchell

Name: Xavier Mitchell

Title: CEO

CONSENTED TO BY:

By: /s/ Carl Dawson

Carl Dawson

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EXHIBIT A TO CONVERTIBLE NOTE

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $____________ of the principal amount and accrued interest of the above Note No. ____ into Shares of Common Stock of Valiant Eagle Inc. according to the conditions hereof, as of the date written below.

Date of

Conversion* _________________________________________________

Conversion Price

* __________________________________________________________

Accrued

Interest _____________________________________________________

Signature ___________________________________________________

[Name]

Address: ____________________________________________________

____________________________________________________________

*If such conversion represents the remaining principal balance of the Note, the original Note must accompany this notice within three business days.

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